UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 12, 2003

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events

On November 12, 2003, Nextel Partners, Inc. (the “Company”) announced that its wholly owned subsidiary, Nextel Partners Operating Corp., is launching a new $475 million senior secured credit facility, consisting of a $100 million, six-year revolving credit facility maturing in 2009 and a $375 million, seven-year term loan maturing in 2010.  The credit facilities will be guaranteed by the Company and its subsidiaries and will be secured by a pledge of all of the assets of the Company’s subsidiaries.  The Company has received commitments from a syndicate of lenders led by J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. for the $100 million revolving credit facility.  The Company expects to complete the refinancing by mid-December 2003. The Company anticipates that borrowings under the new credit facility will be used to repay borrowings under our existing $475 million senior secured credit facility and for general corporate purposes. A copy of the Company’s press release issued November 12, 2003 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The statements in this Form 8-K regarding future aspects relating to the credit facilities and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, and may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: November 12, 2003	By:	/s/ John Chapple
John Chapple
Chief Executive Officer and President